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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the inclusion in this registration statement (No. 333-35579) on Form SB-2 of our report dated November 11, 1997 (December 12, 1997 with respect to Note F, December 23, 1997 with respect to Note G[6] and January 9 with respect to Note G[5]) relating to the consolidated financial statements of DynamicWeb Enterprises, Inc. as at September 30, 1997 and for each of the fiscal years in the two-year period then ended and our report dated May 12, 1997 (September 5, 1997 with respect to Note F[1]) relating to Software Associates, Inc. Each report calls attention to substantial doubt existing as to the ability of the respective Companies to continue as going concerns. We also consent to the reference to our firm under the captions "Experts" and "Summary Financial Information" in the prospectus.

/s/ RICHARD A. EISNER & COMPANY, LLP

New York, New York

January 30, 1998